To Become Effective Upon Filing Pursuant to Rule 462
As filed with the Securities and Exchange Commission on November 18, 1996
                                                   Registration No. 333-
-------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                 WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             New York                                            13-3832215
   (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

         533 W. 47th Street
         New York, New York                                          10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                                -----------------

                       ANTHONY PISANO CONSULTING AGREEMENT
                             (FULL TITLE OF THE PLAN)

                                -----------------

                       MARILYN WASBOTTEN SERVICES AGREEMENT
                             (FULL TITLE OF THE PLAN)

                                -----------------

                       DEBORAH MACMILLAN SERVICES AGREEMENT
                             (FULL TITLE OF THE PLAN)

                                -----------------

                    GERALD A. ADLER LEGAL SERVICES AGREEMENT
                             (FULL TITLE OF THE PLAN)

                                -----------------

                             Stephen Fass, President
                               533 W. 47th Street
                            New York, New York  10036
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (212) 586-7600
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                     Copies to:  Samuel F. Ottensoser, Esq.
                             Baer Marks & Upham LLP
                                805 Third Avenue
                            New York, New York 10022
                                 (212) 702-5700

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with Dividend or Interest Reinvestment Plans, check the following line: X
                                                                   ---
                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                           AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED           PER SHARE(5)             PRICE(5)         REGISTRATION FEE
Common Stock, par value $0.001 per
  share                                   25,000 shares(1)          $2.88                $72,000                $25

Common Stock, par value $0.001 per
  share                                   10,000 shares(2)          $2.88                 28,800                $10

Common Stock, par value $0.001 per
   share                                   1,000 shares(3)          $2.88                  2,880                $ 1

Common Stock, par value $0.001 per
  share                                   10,500 shares(4)          $2.88                 30,240                $10



(1) Represents 25,000 shares underlying Option granted to Anthony Pisano pursuant to the Anthony Pisano Consulting Agreement.
(2) Represents 10,000 shares to be issued to Marilyn Wasbotten pursuant to the Marilyn Wasbotten Services Agreement.
(3) Represents 1,000 shares issued to Deborah MacMillan pursuant to the Deborah MacMillan Services Agreement.
(4) Represents 10,500 shares issued to Gerald A. Adler pursuant to the Gerald A. Adler Legal Services Agreement.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the basis of the average of the bid ask price as of the November 13, 1996.

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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by William Greenberg Jr. Desserts and Cafes, Inc. (the "Company") with the Securities and Exchange Commission on
November 18, 1996, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

ITEM 1.  PLAN INFORMATION.

     (a)  General Plan Information

     William Greenberg Jr. Desserts and Cafes, Inc. (the "Registrant" and sometimes referred to herein as the "Company") and Anthony Pisano ("Pisano") have entered into the Anthony Pisano Consulting Agreement, (the "Pisano Plan"). Pursuant to the Pisano Plan, Pisano has been engaged to render financial, marketing, management and administrative advice to the Company to assist the Company in locating and structuring business combinations, strategic partners or other business agreements favorable to the Company and its shareholders.
As compensation for the services rendered, the Company has granted Pisano an Option to purchase 25,000 shares of the Company's common stock, par value $0.001 per share, (the "Common Stock") at the exercise price of $2.00 per share. The Option was granted as of July 5, 1996 and expires January 5, 1998.

     The Company and Marilyn Wasbotten ("Wasbotten") have entered into the Marilyn Wasbotten Services Agreement (the "Wasbotten Plan") pursuant to which the Company issued 10,000 shares of Common Stock to Wasbotten in consideration for certain consulting and advisory services.

     The Company and Deborah MacMillan ("MacMillan") have entered into the Deborah MacMillan Services Agreement (the "MacMillan Plan") pursuant to which the Company issued 1,000 shares of Common Stock to MacMillan in consideration for services rendered to the Company.

     The Company and Gerald A. Adler ("Adler" and collectively with Pisano, Wasbotten and MacMillan, the "Participants") have entered into the Gerald A. Adler Legal Services Agreement (the "Adler Plan" and collectively with the Pisano Plan, the Wasbotten Plan and the MacMillan Plan, the "Plans") pursuant to which the Company issued 10,500 shares of Common Stock to Gerald A. Adler in consideration for certain legal advisory services rendered to the Company.

     The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     The name, address and telephone number of the Registrant are as set forth on the facing page of this Registration Statement. Additional information about the Plans may be obtained from the Registrant by each respective participant thereto.

     (b)  Securities to be Offered

          (1)  Shares of Common Stock.

          (2) The common stock of the Registrant is registered under Section 12 of the Exchange Act.

     (c)  Employees Who May Participate in the Plans

          Anthony Pisano, a consultant and financial advisor (an "Employee, defined by General Instruction A.1(a) of Form S-8) to the Registrant is the only eligible participant in the Pisano Plan.

          Marilyn Wasbotten, a consultant and advisor (an "Employee" defined by General Instruction A.1(a) of Form S-8) to the Registrant is the only eligible participant in the Wasbotten Plan.

          Deborah MacMillan, a consultant and advisor (an "Employee" defined by General Instruction A.1(a) of Form S-8) to the Registrant is the only eligible participant in the MacMillan Plan.

          Gerald A. Adler, a consultant and advisor (an "Employee" defined by General Instruction" A.1(a) of Form S-8) to the Registrant is the only eligible participant in the Adler Plan.

     (d) Purchase of Securities Pursuant to the Plans and Payment for Securities Offered.

          (1)&(2) The Participants under the Plans will be issued shares of Common Stock for consulting, financial or legal advisory services rendered.

          (3)  Contributions by the Participants are not applicable.

          (4) No contribution by the Registrant other than the issuance of shares is applicable.

          (5) Reports to the Participants as to the amount and status of their respective accounts under the Plan will not be made.

          (6) The shares issuable pursuant to the Plan will be newly issued shares of the Registrant.

     (e)  There are no resale restrictions on the securities offered.

     (f) The Plans are not qualified under Section 401(a) of the Internal Revenue Code and the Participants will recognize ordinary income at the time of the issuance of their respective number of shares measured by the fair market value of the Registrant's common stock which is acquired by the Participants. Additionally, the Participants will have income in the form of capital gains if their respective number of shares are sold at a price in excess of the exercise price.

     (g)  Investment of Funds

          Not Applicable

     (h)  Withdrawal from the Plans; Assignment of Interest

          (1) The Participants may withdraw from the Plans at any time upon written notice to the Registrant.

          (2)  The Participants' interests in the Plans may not be assigned.

     (i)  Forfeitures and Penalties

          There are no provisions for forfeiture or penalties under the Plans except that termination of the Plans terminates the ability to receive shares thereunder.

     (j)  Charges and Deductions and Liens Therefor

          There are no charges and deductions that may be made against the Participants' interest in the Plans.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Registrant shall provide to Participants, without charge, upon written or oral requests, the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement. The Registrant also shall provide to Participants, without charge, upon written or oral request, all other documents required to be delivered to the Participants pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at 533 W. 47th Street, New York, New York 10036, telephone number 212-586-7600.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by William Greenberg Jr. Desserts and Cafes, Inc., a New York corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     (b) The Registrant's Quarterly Reports on Form 10-QSB for each of the three-month periods ended, respectively, March 31, 1996 and June 30, 1996.

     (c) The description of the Registrant's Common Stock, par value $0.001 per share, which is contained in the Company's Registration Statement on Form 8-A filed on September 28, 1995 under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The securities offered hereby are registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New York Business Corporation Law ("NYBCL"), in general, allows corporations to indemnify their officers and directors against any judgment, fine, settlement or reasonable expenses incurred in any non-derivative civil or criminal action, or against any settlement or reasonable expenses in any derivative civil action, if the officer or director acted in good faith and for a purpose that person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action, the officer or director must have had no reasonable cause to believe that that person's conduct was unlawful. Partial indemnification is allowed in cases where the officer or director was partially successful in defeating the claim. The NYBCL establishes procedures for determining whether the standard of conduct has been met in the particular case, for timely notification of shareholders, for prepayment of expenses and for payment pursuant to a court order or as authorized by disinterested directors or the shareholders. The NYBCL also provides that it is not exclusive of any other rights to which an officer or director may be entitled under the certificate of incorporation or by-laws or pursuant to an agreement, resolution of shareholders or resolution of directors which are authorized by the certificate of incorporation or by-laws; provided that no indemnification may be made if a judgment or other final adjudication adverse to the officer or director establishes that that person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that that person personally gained in fact a financial profit or other advantage to which that person was not legally entitled.

     The Registrant's Restated Certificate of Incorporation and Amended and Restated By-Laws provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by New York law.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the NYBCL and the Registrant's Restated Certificate of Incorporation, subject to certain exceptions, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Registrant will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     The Registrant maintains directors and officers liability and company reimbursement insurance which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such, and (ii) provides for payment on behalf of the Registrant against such loss but only when the Registrant shall be required or permitted to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or by-law provisions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER
-------
   5.1      Opinion of Baer Marks & Upham LLP.

  23.1      Consent of Weinick, Sanders & Co. LLP.

  23.2      Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

  24.1 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnish pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of November, 1996.


                                       WILLIAM GREENBERG JR. DESSERTS
                                         AND CAFES, INC.


                                       By:       /s/ STEPHEN FASS
                                          ------------------------------------
                                                     Stephen Fass
                                          President and Chief Operating Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Fass his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title                               Date
     ---------                     -----                               ----
  /s/ Stephen Fass             President, Chief Operating        November 11, 1996
-------------------------      Officer and Director (Principal
      Stephen Fass             Executive Officer)

 /s/ Maria Marfuggi            Chairman of the Board,            November 11, 1996
-------------------------      Chief Executive Officer and
     Maria Marfuggi            Secretary (Principal Financial
                               Officer)

                               Director                          November   , 1996
-------------------------
     Richard Fechtor

 /s/ Raymond J. McKinstry      Director                           November 8, 1996
-------------------------
     Raymond J. McKinstry

                                EXHIBIT INDEX

EXHIBIT
NUMBER
-------
  5.1      Opinion of Baer Marks & Upham LLP.

 23.1      Consent of Weinick, Sanders & Co. LLP.

 23.2      Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

 24.1 Power of Attorney (included on signature page of this Registration Statement).